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                                                                   EXHIBIT 4(x)



                             STOCK OPTION AGREEMENT


      AGREEMENT made as of the 8th day of July, 1996, by and between UNIVERSAL MEDICAL SYSTEMS, INC, a Nevada corporation, having its office and principal place of business located at 13825 Icot Boulevard, Suite 613, Clearwater, Florida 34620 (the "COMPANY") and Lawrence H. Katz, Attorney at Law, having his office and principal place of business located at 341 N. Maitland Avenue, Suite 120, Maitland, Florida 32751 (the "HOLDER").

      WITNESSETH:

      WHEREAS, on the 8th day of July, 1996, the COMPANY'S Board of Directors granted an option to Holder to purchase 450,000 shares of the authorized but unissued Common Stock of the COMPANY, $.001 par value ("Stock") at an exercise price equal to $.01 per share; and,

      WHEREAS, the Parties desire to set forth the terms and conditions of such option;

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions herein contained, the parties hereto agree as follows:

      1. DEFINITIONS. As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

            1.1 "ACT" shall mean the Securities Act of 1933.

            1.2. "AGREEMENT" shall mean the Agreement dated July 8, 1996, executed by and between the COMPANY and HOLDER.

            1.3. "BOARD" shall mean the Board of Directors of the Company.

            1.4. "COMPANY" shall mean Universal Medical Systems, Inc., a Nevada Corporation.

            1.5. "DATE OF GRANT" shall mean the 8th day of July, 1996.

            1.6. "EXERCISE PERIOD" shall mean anytime after the DATE OF GRANT and upon earning rights to the option, or a portion thereof.

            1.7. "EXERCISE PRICE" shall mean the purchase price for each share of stock subject to this Option; to wit: $.01 per share.

            1.8. "HOLDER" shall mean the person identified hereinabove having the
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      right to exercise the option granted hereunder.

            1.9. "OPTION" shall mean the right to purchase stock granted under the provisions of this Agreement.

            1.10. "STOCK" shall mean the COMPANY'S common stock, par value $.001 per share.

            1.11. "STOCK OPTION AGREEMENT" shall mean this Agreement.

      2. GRANT OF OPTION. Subject to the terms and conditions of the AGREEMENT, the terms of Subparagraph 4.4.3 thereof being incorporated by reference herein, the COMPANY hereby grants to the HOLDER the right and option to purchase all or any part of an aggregate of 450,000 shares of STOCK for the EXERCISE PRICE on the terms and conditions herein set forth.

      3. EXERCISE OF OPTION. The OPTION shall be exercisable during the EXERCISE PERIOD; provided, this OPTION shall be exercisable in whole or in part but not as to less than 5,000 shares of Stock, unless the number of shares of STOCK as to which this OPTION is exercisable is less than 5,000 at anytime or from time to time during the EXERCISE PERIOD.

      4. METHOD OF EXERCISE OF OPTION. The OPTION shall be exercised by delivery to the COMPANY, as its principal place of business in Clearwater, Florida, of
(i) the written Notice of Exercise in the form attached hereto as Exhibit A, which is incorporated herein by reference, specifying the number of shares of STOCK with respect to which the OPTION is being exercised and signed by the person exercising the OPTION as provided herein; and, (ii) payment in full of the purchase price. Upon acceptance of such Notice and receipt of payment in full the COMPANY shall cause to be issued a certificate representing the shares of STOCK purchased. The HOLDER shall not have any of the rights of a stockholder with respect to the STOCK covered by the OPTION until the date of issuance of a stock certificate to him for such shares of STOCK. The certificates or certificates for the STOCK as to which the OPTION shall have been so exercised shall be registered in the name of the person or persons so exercising the OPTION, and shall be delivered as aforesaid to or upon written order of the person or persons exercising the OPTION. In the event the OPTION is being exercised by any person or persons other than the HOLDER, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the OPTION.

      5. TRANSFER AND ASSIGNMENT OF OPTION. This OPTION and the rights and privileges conferred in whole or in part hereby, may not be transferred, assigned, pledged; or, hypothecated in any way (whether by operation of law, except pursuant to the laws of descent and distribution, or otherwise) unless registered under the ACT;

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or, in the opinion of counsel satisfactory to the COMPANY an exemption from registration under the ACT is available to such transaction. COMPANY shall pay all costs incurred by the HOLDER in such transaction including but not limited to legal fees. The OPTION shall not be subject to levy and execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or, otherwise dispose of the OPTION or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy and execution, attachment or similar process on the OPTION and the rights and privileges conferred under this STOCK OPTION AGREEMENT, this OPTION and the rights and privileges conferred hereby shall immediately become null and void.

      6. ISSUANCE OF SHARES. COMPANY shall be obligated to sell and issue STOCK pursuant to this OPTION and in accordance with the terms hereof but not before the STOCK with respect to which the OPTION is being exercised is effectively registered or exempt from registration under the ACT in the opinion of counsel for the COMPANY. The BOARD may require, as a condition to the sale of STOCK on the exercise of the OPTION, that the person exercising the OPTION give to COMPANY such documents, including such appropriate investment representations as may be required by counsel for the COMPANY, and such additional agreements and documents as the BOARD shall determine to be in the best interests of the COMPANY.

      7. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES AND REGISTRATION RIGHTS. The HOLDER hereby agrees that unregistered shares of STOCK ("Restricted Securities") issued upon exercise of the OPTION, in whole or in part, shall not be transferable except upon the conditions specified in this Section 7., which conditions are intended to insure compliance with the provisions of the ACT, or, in the case of Paragraph 7.12. hereof, to assist in an orderly distribution.
The HOLDER shall cause any proposed transferee of the Restricted Securities held by the HOLDER to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 7.

            7.1. CERTAIN DEFINITIONS. As used in this Section 7, the following terms shall have the following respective meanings.

                  7.1.1. "COMMISSION" shall mean the Securities and Exchange
            Commission or any other federal agency at the time administering the ACT.

                  7.1.2. "REGISTRABLE SECURITIES" means (i) shares of STOCK
            issued or issuable pursuant to the exercise of the earned OPTION; and, (ii) any Common Stock issued in respect of the Shares or other securities which were issued pursuant to the conversion of the shares of STOCK upon any stock split, stock dividend, recapitalization, or similar event.


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                  7.1.3. The terms "REGISTER", "REGISTERED" and "REGISTRATION"
            refer to a registration effected by preparing and filing a registration statement in compliance with the ACT, and the declaration or ordering of the effectiveness of such registration statement.

                  7.1.4. "REGISTRATION EXPENSES" shall mean all expenses
            incurred by the COMPANY in complying with Paragraph 7.4. hereof, including, without limitation, all disbursements of filing fees, printing expenses, fees and disbursements of counsel for the COMPANY, reasonable fees and disbursements of counsel for the selling HOLDERS, blue sky fees and expenses, and accountants' expenses, including without limitation, any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the COMPANY and any accounting, audit or legal expenses the COMPANY would incur under the Securities and Exchange Act of 1934, which shall be paid in any event by the COMPANY).

                  7.1.5. "SELLING EXPENSES" shall mean all underwriting
            discounts and selling commissions applicable to the sale of Registrable Securities and any other securities of the COMPANY being sold in the same registration as the Registrable Securities by the HOLDER and, in the case of a registration pursuant to Paragraph 7.4., the expense of any special audits incident to or required by such registration (but excluding the compensation of regular employees of the COMPANY which shall be paid in any event by the COMPANY).

            7.2. RESTRICTIVE LEGEND; NOTATION ON STOCK BOOKS. Each certificate representing (i) the Restricted Securities; or, (ii) any other securities issued in respect to the Restricted Securities or issued upon conversion of the Restricted Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Paragraph 7.3.) be stamped or otherwise imprinted with legends substantially in the form set forth in
      Section 10. hereof. In addition, the COMPANY shall make a notation regarding the restrictions on transfer of the Restricted Securities, and any Restricted Securities shall be transferred on the books of the COMPANY only if transferred or sold pursuant to an effective registration statement under the ACT covering such securities or pursuant to and in compliance with Paragraph 7.3.

            7.3. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Paragraph 7.3. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Paragraph 7.4. hereof), the HOLDER thereof shall give written notice to the


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      COMPANY of such HOLDER'S intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the COMPANY shall be accompanied by, at the HOLDER'S option, either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the COMPANY addressed to the COMPANY and reasonably satisfactory in form and substance to the COMPANY'S counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the ACT; or, (ii) a "no action" letter from the COMMISSION to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the COMMISSION that action be taken with respect thereto, whereupon the HOLDER of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the HOLDER to the COMPANY. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Paragraph 7.2. and Section 10., except that such certificate shall not bear such restrictive legend if the opinion of counsel or no action letter referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the ACT.

            7.4. COMPANY REGISTRATION.

                  7.4.1. If the COMPANY shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, if applicable, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 promulgated by the COMMISSION under the ACT, or a registration statement on Form S-2, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the COMPANY will:

                        (i) promptly give to each HOLDER written notice thereof
                  (which shall include a list of the jurisdictions in which the COMPANY intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and,

                        (ii) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after the giving of such written notice from the COMPANY, by any HOLDER or HOLDERS, except as set forth hereinbelow,


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                  7.4.2. UNDERWRITING. If the registration of which the COMPANY gives notice is for a registered public offering involving an underwriting, the COMPANY shall so advise the HOLDERS as a part of the written notice given pursuant to Paragraph 7.4.1. (i). In such event the right of any HOLDER to registration pursuant to this Paragraph 7.4. shall be conditioned upon such HOLDER'S participation in such underwriting and the inclusion of such HOLDER'S Registrable Securities in the underwriting to the extent provided herein. All HOLDERS proposing to distribute their securities through such underwriting shall (together with the COMPANY) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the COMPANY and on the terms and conditions set forth by the COMPANY and the underwriter. Notwithstanding any other provision of this Paragraph 7.4., if the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting. The COMPANY shall advise all HOLDERS requesting registration, of the number of Registrable Securities that may be included in the registration and underwriting and allocate, pro rata, among HOLDERS of the Registrable Securities such permitted number of Registrable Securities. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            7.5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 7. shall be borne by the COMPANY and Selling Expenses shall be borne by the HOLDER; provided however, that if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling shareholders, then such expenses shall be payable by the selling shareholders pro rata, to the extent required by such jurisdiction. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to a registration exclusively of the Registrable Securities shall be borne by the COMPANY and Selling Expenses shall be borne by the HOLDER.

            7.6. REGISTRATION PROCEDURES. In the case of each registration affected by the COMPANY pursuant to this Section 7., the COMPANY will keep each HOLDER advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the COMPANY will:

                  7.6.1. Keep such registration effective for a period of 120 days



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            or until the HOLDER or HOLDERS have completed the distribution described in the registration statements relating thereto, whichever first occurs; and,

                  7.6.2. Furnish such number of prospectuses and other documents incident thereto as a HOLDER from time to time may reasonably request.

            7.7. INDEMNIFICATION.

                  7.7.1. The COMPANY will indemnify each HOLDER, with respect to which registration, qualification or compliance has been effected pursuant to this Section 7., against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the COMPANY of any rule or regulation promulgated under the ACT applicable to the COMPANY and relating to action or inaction required of the COMPANY in connection with any such registration, qualification or compliance, and will reimburse each such HOLDER, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including the same on Appeal; provided, that the COMPANY will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the COMPANY by an instrument duly executed by such HOLDER and stated to be specifically for use therein.

                  7.7.2. Each HOLDER will, if securities held by him are
            included in the securities as to which such registration, qualification or compliance is being effected, indemnify the COMPANY, each of its directors and officers, each legal counsel and independent accountant of the COMPANY, each underwriter, if any, of the COMPANY'S securities covered by such a registration statement, each person who controls the COMPANY or such underwriter within the meaning of the ACT, and each other such HOLDER against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a


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            material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the COMPANY and such HOLDERS, directors, officers, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability or action, including the same on Appeal, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the COMPANY by an instrument duly executed by such HOLDER and stated to be specifically for use therein.

                  7.7.3. Each party entitled to indemnification under this
            Paragraph 7.7. (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claims or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Paragraph 7.7. only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that it may have to any Indemnified Party otherwise than under this Paragraph 7.7. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            7.8. INFORMATION BY HOLDER. Each HOLDER of securities included in any registration shall furnish to the COMPANY such information regarding such HOLDER and the distribution proposed by such HOLDER as the COMPANY may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

            7.9. LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. Any registration rights given by the COMPANY to any HOLDER or prospective


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      HOLDER of its securities shall be consistent with the registration rights in this Section 7. and with the rights of the HOLDERS provided in this Agreement.

            7.10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the COMPANY agrees to:

                  7.10.1. Make and keep public information available as those terms are understood and defined in Rule 144 under the ACT, at all times.

                  7.10.2. Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the COMPANY under the ACT and the Securities and Exchange Act of 1934, as amended;

            7.11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the COMPANY to register securities of the COMPANY under Paragraph 7.4. may be assigned to a transferee of any of the Restricted Shares which are not sold to the public; provided, that the COMPANY is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned.

            7.12. "MARKET STAND-OFF" AGREEMENT. If requested by the COMPANY and an underwriter of Common Stock (or other securities) of the COMPANY, the HOLDER agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the COMPANY held during the ninety (90) day period following the effective date of a registration statement of the COMPANY filed under the ACT. Such agreement shall be in writing in form satisfactory to the COMPANY and such underwriter. The COMPANY may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restrictions until the end of said (90) day period.

      8. DEMAND REGISTRATION. In lieu of HOLDER'S piggy back right set forth in
Section 7. as to the STOCK issuable upon exercise of the OPTION, the HOLDER may demand the COMPANY in each fiscal year of this Stock Option Agreement to cause to be registered under the ACT a percentage of the STOCK issuable upon the exercise of the OPTION, such percentage of SHARES being equal to the results obtained when the highest U.S. income tax bracket is added to the medicare tax rate (currently 2.9%). COMPANY shall pay all Registration Expenses ( as defined in Subparagraph 7.1.4.) and HOLDERS shall pay all Selling Expenses (as defined in Subparagraph 7.1.5.) incurred or to be incurred by the COMPANY in such registration. In any registration statement filed by the COMPANY pursuant hereto the provisions of


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Paragraph 7.7. shall apply.

      9. ADJUSTMENTS TO STOCK ISSUABLE UPON EXERCISE OF OPTION.

            9.1. An appropriate and proportionate adjustment shall be made in the maximum number and/or kind of securities allocated to this OPTION, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding OPTION, but with a corresponding adjustment in the price for each share of STOCK or other unit of any security covered by this OPTION upon the COMPANY'S issuance of New Securities. New Securities shall mean any common stock or preferred stock of the COMPANY, whether now authorized or not, and rights, options or warrants to purchase said common stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into said common stock or preferred stock; provided, New Securities does not include
      (i) securities issued pursuant to any COMPANY Employee Stock Bonus Plan or Warrants or options outstanding on the DATE OF GRANT or options issued, after the DATE OF GRANT pursuant to any COMPANY Stock Option Plan (ii) securities offered to the public pursuant to a registration statement under the ACT or pursuant to an exemption under the ACT; (iii) securities issued pursuant to the acquisition of another entity by the COMPANY, purchase of substantially all of another entity's assets; or, any other reorganization whereby the COMPANY owns more or less than fifty percent (50.0%) of the voting power of a corporation; (iv) up to twenty percent (20.0%) of the bonus STOCK issued to employees of the COMPANY; (v) securities issued in satisfaction, in whole or in part of the COMPANY'S indebtedness; (vi) securities issued in conjunction with capital raising activities for services rendered to the COMPANY. Except as provided for in this Section 9. if the outstanding shares of STOCK of the COMPANY are increased, decreased, changed into or exchanged for a different number or kind of STOCK or securities of the COMPANY or stock of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split; or, reverse stock split, the appropriate and proportionate adjustment shall be made hereunder,

            9.2. Upon the effective date of the dissolution or liquidation of the COMPANY, or of a reorganization, merger or consolidation of the COMPANY with one or more corporations or entities in which the COMPANY will not survive as an independent, publicly owned corporation, or of a transfer of substantially all the property or more than eighty percent (80.0%) of the then outstanding STOCK of the COMPANY to another corporation or entity, any OPTION granted hereunder shall be exercisable until the effective date of such event and terminate and be of no further force or effect on such effective date unless provision be made, in writing, in connection with such transaction for the assumption of this OPTION, or the substitution of this OPTION of new


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         options covering the shares of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of stock and prices, in which event this OPTION or the new options substituted therefor, shall continue in the manner and under the terms so provided. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of STOCK, and if provision is not made in such transaction for the assumption of this OPTION or the substitution for this OPTION of new options covering the shares of a successor corporation or a parent or subsidiary thereof, then the HOLDER shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares of STOCK under this OPTION which he would otherwise have been entitled to purchase during the remaining term of such OPTION. Upon the first purchase of shares of STOCK pursuant to a tender offer or exchange offer, other than by the COMPANY, for all or any part of the STOCK, the HOLDER shall be entitled, prior to the termination date of any such tender offer, to purchase the full number of shares of STOCK under this OPTION which he otherwise would have been entitled to purchase during the remaining term of such OPTION.

            9.3. Adjustments under this Section 9. shall be made by the COMPANY'S Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of STOCK shall be issued hereunder or any such adjustment.

      10. STOP TRANSFER ORDERS AND RESTRICTIVE LEGENDS. The COMPANY shall not be required (i) to transfer on its books any Restricted Securities issued upon the exercise of this OPTION or any rights associated therewith which shall have been sold or transferred in violation of the provisions set forth in this Agreement; or, (ii) to treat as owner of such Restricted Securities or to accord the right to vote as such owner or to pay dividends or to register such Restricted Securities to any transferee to whom any such Restricted Securities have be so transferred. The COMPANY may place stop transfer orders with its transfer agent against the transfer of Restricted Securities issued upon the exercise of the OPTION in violation of the provisions of this Agreement. Further, certificates evidencing Restricted Securities issued upon the exercise of the OPTION shall bear the following restrictive legend:

            "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended ("ACT"). the shares may not be sold or transferred or an exemption therefrom under the "ACT".

      11. MISCELLANEOUS.

            11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations,

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      warranties, covenants, indemnifications and agreements made by any party in this Agreement, or in any exhibit, schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the effective date of the transactions contemplated hereby. Each party hereto shall be entitled to rely upon the representations and warranties of the other party or parties.

            11.2. PERFORMANCE. In the event of a default on the part of the COMPANY, the HOLDER shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this STOCK OPTION AGREEMENT. Should any party default in the performance of the terms and conditions of this STOCK OPTION AGREEMENT or any other agreement referred to herein which results in the filing of a lawsuit for damages, or other remedy, or should HOLDER file suit for specific performance, the prevailing party in such lawsuit shall be entitled to recover reasonable attorneys' fees and court costs from the losing party, including the same on appeal.

            11.3. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon the respective legal representatives, successors and permitted assigns of the parties hereto.

            11.4. EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This STOCK OPTION AGREEMENT, the AGREEMENT and the exhibits and schedules hereto embody the entire agreement and understanding between the parties and supersede any and all prior agreements, arrangements, and understandings relating to matters provided for herein. In the event of a conflict between the terms of this STOCK OPTION AGREEMENT and the AGREEMENT, the provisions of the AGREEMENT shall control. The captions are for convenience only and will not control or effect the meaning or construction of the provisions of this STOCK OPTION AGREEMENT. This STOCK OPTION AGREEMENT may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. The singular shall include the plural, the plural shall include the singular and one gender shall include all genders. If any provision of this STOCK OPTION AGREEMENT shall be held to be invalid or unenforceable by a Court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provisions and shall not in any way affect, effect, or render invalid or unenforceable any other provision of this STOCK OPTION AGREEMENT and this STOCK OPTION AGREEMENT shall be carried out as if such invalid or unenforceable provision were not contained herein.

            11.5. COOPERATION. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to

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      be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this STOCK OPTION AGREEMENT.

            11.6. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid and properly addressed to the party entitled to receive such notice at the address stated above:

            11.7. WAIVER, DISCHARGE, ETC. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto and in the case of the COMPANY by its duly authorized officers or representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to effect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

            11.8. RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties hereto.

            11.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida unless such laws conflict with Nevada statutory provisions in which case such statutory provisions would apply, without reference to Florida's conflict of laws provision.



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      IN WITNESS WHEREOF the Parties have executed this instrument as of the date and year above written.

                                     Universal Medical System, Inc.,
                                     a Florida Corporation

 /s/ Jennifer L. Jerger              By: /s/ Myron A. Baker
-----------------------------------     ---------------------------------------
Witness                                      Myron A. Baker, CEO and
                                             President
 Jennifer L. Jerger                  Attested: /s/ Dennis D. Cole
-----------------------------------           ---------------------------------
Witness Printed Name                         Dennis D. Cole, as Secretary and
 /s/ Matthew L. Szynkiewicz                  General Counsel
-----------------------------------
Witness
 Matthew L. Szynkiewicz
-----------------------------------
Witness Printed Name



 /s/ Marilyn Wordell                          By: /s/ Lawrence H. Katz
-----------------------------------              ------------------------------
Witness                                             Lawrence H. Katz
 Marilyn Wordell
-----------------------------------
Witness Printed Name
 /s/ Rosalyn Bill
-----------------------------------
Witness
 Rosalyn Bill
-----------------------------------
Witness Printed Name


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